Exhibit 10.15

CARBONTRONICS, LLC

Second Amendment to Operating Agreement

THIS AMENDMENT (“Amendment”) to the Operating Agreement of Carbontronics, LLC a Delaware limited liability company (the “Company”), is made this 2nd day of April, 1998, by and among C.C. Pace Capital, L.L.C., a Delaware limited liability company, Carbon Resources, Inc., a Delaware corporation, Meridian Energy Corporation, a Massachusetts corporation, Meridian Investments, Inc., a Massachusetts corporation, Coal Investors, LLC, a Delaware limited liability company and Gencor Industries, Inc. (each a “Member” and collectively the “Members”). The Members are parties to an Operating Agreement for the Company dated January 29, 1998, as amended (the “Operating Agreement”). Any terms used in this Amendment which are defined in the Operating Agreement and are not defined herein shall have the meanings assigned to them in the Operating Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, rights and obligations set forth herein and other good and valuable consideration, the receipt and sufficiency of which each Member hereby acknowledges, the Members, intending to be legally bound, hereby agree as follows:

1. Amendment of Operating Agreement. The Operating Agreement is hereby amended by deleting Section 2.4 in its entirety and replacing it with Section 2.4 as follows:

Section 2.4 Purpose. The purpose of the Company is to acquire by purchase or by contribution membership interests in one or more of (i) PC Illinois Synthetic Fuel #2, L.L.C., (ii) PC Kentucky Synthetic Fuel #3, L.L.C., and (iii) PC Indiana Synthetic Fuel #2, L.L.C. (formerly PC Kentucky Synthetic Fuel #4, L.L.C), to incur or assume debts and obligations in connection therewith, to hold and deal with each such membership interest, to sell, transfer or otherwise dispose of each of such membership interests, and to collect sales proceeds and other amounts paid to the Company and pay and otherwise satisfy obligations of the Company or assumed by the Company. This Agreement shall not be amended to provide for any additional purposes except with the written consent of all Members.

Except as specifically set forth herein, the Operating Agreement is hereby ratified and affirmed.

2. Conflicting Terms. Wherever the terms and conditions of this Amendment and the terms and conditions of the Operating Agreement conflict, the terms of this Amendment shall be deemed to supersede the conflicting terms of the Operating Agreement.

3. Section 4.J. Section 4.J. of the Operating Agreement is hereby amended by adding the following language at the end of subsection (a) thereto:

I. Gencor’s membership interests in the Company shall be adjusted as follows:

(A) In the event payment to Gencor is not made under the Amended EPC Agreement and the Sedgman-Gencor Subcontract by April 16, 1998, Gencor’s membership interest shall be increased to 30% in the aggregate.

In the event payment to Gencor is not made under the Amended EPC Agreement and the Sedgman-Gencor Subcontract by May 16, 1998, Gencor’s membership interest shall be increased to 35% in the aggregate.

In the event payment to Gencor is not made under the Amended EPC Agreement and the Sedgman-Gencor Subcontract by June 16, 1998. Gencor’s membership interest shall be increased to 40% in the aggregate.

and the Members hereof agree that the membership interests of all Members other than Gencor shall be diluted pro rata to effectuate the foregoing.

(B) In the event that (i) all the Turnkey Engineering, Procurement and Construction Agreements, as amended (the “EPC Contracts”), by and between Sedgman and PC Indiana Synthetic Fuel #2, L.L.C., PC Kentucky Synthetic Fuel #3, L.L.C. and PC Illinois Synthetic Fuel #2, L.L.C. are terminated by the Company or its operating L.L.C.’s other than for cause, or (ii) the subcontracts between Sedgman and Gencor relating to the EPC Contracts are terminated by Sedgman other than for cause, or (iii) as of July 1, 1998, Gencor has not been paid in full all amounts due under such subcontracts, then Gencor shall be entitled to purchase from the Members 100% of their membership interests in the Company for a purchase price of $1.00;

II. Gencor’s membership interests in the operating L.L.C.’s of the Company shall be adjusted as follows: in the event that (a) the Turnkey Engineering, Procurement and Construction

Agreement, as amended (the “EPC Contract”), by and between Sedgman and any of PC Indiana Synthetic Fuel #2, L.L.C., PC Kentucky Synthetic Fuel #3, L.L.C., or PC Illinois Synthetic Fuel #2, L.L.C. is terminated by the Company or its operating L.L.C. other than for cause, or (ii) the subcontract between Sedgman and Gencor relating to an EPC Contract is terminated by Sedgman other than for cause, or (iii) as of July 1, 1998, Gencor has not been paid in full all amounts due under such a subcontract, then Gencor shall be entitled to purchase from the Company 100% of the Company’s membership interests in such operating L.L.C. for a purchase price of $1.00.

IN WITNESS WHEREOF, the parties have executed this Amendment under seal as of the day and year first above written.

C.C. PACE CAPITAL, L.L.C. By Its Members:

C.C. PACE CAPITAL HOLDINGS, L.L.C.

By:	/s/ Timothy F. Sutherland
Timothy F. Sutherland
President

CHELSEA VIRGINIA, L.L.C.

By:	/s/ James R. Treptow
James R. Treptow
Managing Director

CARBON RESOURCES, INC.

By:	/s/ Frederick J. Murrell
Frederick J. Murrell
President

MERIDIAN ENERGY CORPORATION

By:	/s/ John F. Boc
John F. Boc
Treasurer

MERIDIAN INVESTMENTS, INC.

By:	/s/ John F. Boc
John F. Boc
President

COAL INVESTORS, LLC By Its Member:

/s/ John F. Boc
John F. Boc

GENCOR INDUSTRIES, INC.

By:	/s/ E.J. Elliott
E.J. Elliott
President

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